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                                                                EXHIBIT 10.02-01
                              Tranche A Term Notes


     The following four Tranche A Term Notes executed by the Company are identical in all material respects to Exhibit 10.02 except that the amounts and payees are as indicated below:

     1. Tranche A Term Note dated July 31, 1996 in the amount of $5,294,118, payable to BHF-Bank Aktiengesellschaft;

     2. Tranche A Term Note dated July 31, 1996 in the amount of $5,294,118, payable to Creditanstalt Corporate Finance, Inc.;

     3. Tranche A Term Note dated July 31, 1996 in the amount of $6,666,667, payable to First Bank National Association; and

     4. Tranche A Term Note dated July 31, 1996 in the amount of $7,058,823, payable to First Source Financial LLP.